                    Kimco Realty Corporation and Subsidiaries
                  Computation of Ratio of Funds from Operations
             to Combined Fixed Charges and Preferred Stock Dividends
                      For the Year Ended December 31, 2000



Funds from Operations, Available to Common Stockholders                                          $254,141,242

Add:
   Interest on indebtedness                                                                        90,290,264
   Preferred stock dividends                                                                       26,328,281
   Portion of rents representative of the
     interest factor                                                                                5,679,310
                                                                                                 ------------
                                                                                                  376,439,097

Adjustment for equity share in partnerships                                                       (20,793,210)
                                                                                                 ------------

       Funds from Operations, as adjusted                                                        $355,645,887
                                                                                                 ============


Combined fixed charges and preferred stock dividends-
   Interest on indebtedness                                                                       $94,840,265
   Preferred stock dividends                                                                       26,328,281
   Portion of rents representative of the
     interest factor                                                                                5,679,310
                                                                                                 ------------


        Combined fixed charges and preferred stock dividends                                     $126,847,856
                                                                                                 ============

Ratio of Funds from Operations to Combined Fixed Charges
   and Preferred Stock Dividends                                                                          2.8
                                                                                                 ============


                                       72